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                                                                EXHIBIT 5.1

                          December 5, 1996

[Letterhead]
Schnader Harrison Segal & Lewis


Basic U.S. REIT, Inc.
7850 Northwest 146th Street
Suite 308
Miami, Florida 33016

          Re:  Registration Statement on Form S-11
               -----------------------------------

Ladies and Gentlemen:

          We have acted as counsel to Basic U.S. REIT, Inc., a Maryland corporation (the "Corporation"), in connection with the preparation and filing with the Securities and Exchange Commission under the Securities Act of 1933, as amended (the "1933 Act"), of a Registration Statement on Form S-11, as amended (the "Registration Statement"), relating to the offer and sale of 2,740,000 shares of common stock, par value $0.01 per share, of the Corporation (the "Common Stock") pursuant to such Registration Statement. We are admitted to practice in numerous jurisdictions, including the State of Maryland.

       As counsel for the Corporation and as a basis for the opinion hereinafter set forth, we have made such legal and factual examinations and inquiries, including an examination of originals, or copies certified or otherwise identified to our satisfaction, of corporate records and other documents of the Corporation, as we have deemed necessary or appropriate for the purposes of this opinion. On the basis of such examination, we are of the opinion that the Common Stock being offered and sold pursuant to the Registration Statement, when issued and sold pursuant to the duly executed Agency Agreement (in substantially the form attached as an exhibit to the Registration Statement) and in the manner contemplated by the Registration Statement, will be validly issued, fully paid and non-assessable.

          We hereby consent to the filing of this opinion as Exhibit 5.1 to the Registration Statement and to the reference to our Firm under the caption "Legal Matters" in the Registration Statement and the Prospectus constituting a part thereof.

                              Very truly yours,

                              /s/ Schnader, Harrison, Segal & Lewis

                              SCHNADER HARRISON SEGAL & LEWIS